Exhibit B-5



     Exhibit G to the Master Separation and Distribution
                          Agreement

              CONFIDENTIAL DISCLOSURE AGREEMENT



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              CONFIDENTIAL DISCLOSURE AGREEMENT


                           BETWEEN


                   ALLEGHENY ENERGY, INC.


                             AND


                       [SUPPLY HOLDCO]


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              CONFIDENTIAL DISCLOSURE AGREEMENT

     CONFIDENTIAL DISCLOSURE AGREEMENT (the "Agreement"), effective ___________, 2001 (the "Effective Date"), between
Allegheny Energy, Inc., a Maryland  corporation
("Allegheny") and [__________], a Maryland corporation
("Supply Holdco").


                          RECITALS

     WHEREAS, the Board of Directors of Allegheny has determined that it is in the best interest of Allegheny and its stockholders to separate Allegheny's existing businesses into two independent businesses;

     WHEREAS, pursuant to such determination, Allegheny and Supply Holdco have entered into a Master Separation
Agreement (as defined below), which provides, among other things, for the separation of Allegheny and Supply Holdco, the transfer between Allegheny and Supply Holdco of certain assets and liabilities, the initial public offering of Supply Holdco common stock, the distribution of such common stock and the execution and delivery of certain other agreements in order to facilitate the foregoing; and

     WHEREAS, in connection with the foregoing, the parties desire to enter into this Agreement to provide for the protection of their Confidential Information (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below. Allegheny and Supply Holdco agree as follows:

                          ARTICLE I
                         DEFINITIONS

     For purposes of this Agreement, the following capitalized terms shall have the meanings specified herein.
Capitalized terms used in this Agreement and not otherwise defined shall have the meanings for such terms set forth in the Master Separation Agreement.

     "Confidential Information" means any and all documents, materials, data, and other information (whether oral, written, electronic or otherwise) relating to a Disclosing Party that a Receiving Party knows of as of the Separation Date, that is directly or indirectly disclosed to the Receiving Party by or on behalf of such Disclosing Party in connection with any Transaction Agreement, or that the Receiving Party otherwise comes to know pursuant to its parent/subsidiary relationship with the Disclosing Party. Confidential Information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party shall be deemed the Disclosing Party's Confidential Information for purposes of this Agreement. Notwithstanding the foregoing, Confidential Information shall exclude information that:


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          (i)   was  in  the  Receiving  Party's  possession
     before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Separation Date;

          (ii)  is  or becomes a matter of public  knowledge
     through  no  fault  of  the  Receiving  Party  or   its
     Representatives;

          (iii)      is rightfully received by the Receiving
     Party   from   a  Third  Party  without   a   duty   of
     confidentiality;

          (iv)  is  independently developed by the Receiving
     Party; or

          (v) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

     "Confidentiality Period" means, with respect to Confidential Information, three (3) years after the later of
(a) the Separation Date, with respect to Confidential Information of the Disclosing Party that is known to or in the possession of the Receiving Party as of the Separation Date, or (b) the date of disclosure, with respect to Confidential Information that is disclosed by the Disclosing Party to the Receiving Party after the Separation Date.

     "Disclosing Party" means the party owning or disclosing the relevant Confidential Information, being either (a) a member of the Allegheny Group, or (b) a member of the Supply
Holdco Group, as applicable.

     "Master Separation Agreement" means the Master
Separation and Distribution Agreement between Allegheny and
Supply Holdco.

     "Receiving Party" means the non-owning party or recipient of the relevant Confidential Information, being either (a) a member of the Allegheny Group, or (b) a member of the Supply Holdco Group, as applicable.

     "Representatives" has the meaning set forth in Section 2.2.

     "Third Party" means a Person other than Allegheny and its Subsidiaries and Supply Holdco and its Subsidiaries.

     "Transaction Agreements" means the Master Separation
Agreement and the Ancillary Agreements.

                         ARTICLE II
                       CONFIDENTIALITY

     2.1  Confidentiality Obligations.  During the
Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use,

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dissemination, or publication of the Confidential
Information as Receiving Party uses to protect its own confidential information of a like nature, and (ii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, in the Transaction Agreements or in any other agreements entered into between the parties in writing, without prior written consent of the Disclosing Party.

     2.2 Disclosure To Representatives. Notwithstanding the provisions of Section 2.1, the Receiving Party may disclose the Confidential Information to its Subsidiaries, and its and their directors, officers, employees, agents, financing sources, rating agencies, advisors and representatives ("Representatives"), to the extent such Representatives need to know such Confidential Information;
provided, however, that the Receiving Party shall inform each such Representative or sublicensee of the confidential nature of the Confidential Information, shall require such Representative or sublicensee to be bound to the terms of this Agreement to the same extent as if such Representative or sublicensee was a party hereto, and that the Receiving
Party shall be responsible for any breach of this Agreement by its Representatives and sublicensees.

     2.3 Compelled Disclosure. Notwithstanding anything to the contrary set forth herein, it is understood that the Receiving Party may be legally compelled or otherwise legally obligated to disclose Confidential Information (or portions thereof) (i) pursuant to subpoena or other court process; (ii) at the express direction of any other authorized government agency with jurisdiction over Receiving Party, or (iii) as otherwise required by law. If Receiving Party becomes so compelled or obligated to disclose any of the Confidential Information, Receiving Party will provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, Receiving Party will furnish only that portion of the Confidential Information which, in the opinion of Receiving Party's legal counsel, is legally required, and Receiving Party will reasonably cooperate, at the Disclosing Party's expense and request, with the Disclosing Party's counsel to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     2.4 No Restriction On Disclosing Party. Nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential
Information in any way.

     2.5 No Restriction On Reassignment. This Agreement shall not restrict reassignment of the Receiving Party's employees.

     2.6  Third Party Restrictions.  Nothing in this
Agreement supersedes any restriction imposed by Third
Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.

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                         ARTICLE III
                     WARRANTY DISCLAIMER

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL
CONFIDENTIAL INFORMATION IS PROVIDED ON AN "AS IS, WHERE IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

                         ARTICLE IV
                     DISPUTE RESOLUTION

     4.1 Dispute Resolution. Any dispute or claim arising out of or related to this Agreement shall be resolved in accordance with the dispute resolutions procedures set forth in Section 6.7 of the Master Separation Agreement.

     4.2  Proceedings.  Notwithstanding the provisions of
Section 4.1, the parties hereto each acknowledge that any violation of this Agreement in respect of any Confidential Information will cause the Disclosing Party and its affiliates immediate and irreparable harm that monetary damages cannot adequately remedy, and the parties agree that, upon any actual or impending violation of this Agreement, the Disclosing Party shall be entitled to equitable relief, including injunctive relief and specific performance (and the Receiving Party shall not plead in defense thereto that there would be an adequate remedy at law), without bond or proof of damages, and in addition to any other remedies that the Disclosing Party may have under applicable law. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that Receiving Party or any of its Representatives has breached this Agreement, Receiving Party shall be liable and pay to the Disclosing Party the reasonable legal fees and costs incurred with such litigation, including any appeal therefrom.

                          ARTICLE V
                   LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                         ARTICLE VI
                  MISCELLANEOUS PROVISIONS

     6.1 Suits. Neither party shall have any obligation hereunder to institute any action or suit against Third
Parties for misappropriation of any of its Confidential

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Information or to defend any action or suit brought by a
Third Party that alleges infringement of any intellectual property rights by the Receiving Party's authorized use of the Disclosing Party's Confidential Information.

     6.2 Entire Agreement. This Agreement, the Master Separation Agreement and the other Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. Notwithstanding the foregoing, the parties agree that any agreements entered into between them on or after the Separation Date for the protection of specific Confidential Information shall supersede the terms of this Agreement with respect to such Confidential Information.

     6.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     6.4 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) as follows:

          if to Allegheny, to:

          Allegheny Energy, Inc.
          800 Cabin Hill Drive
          Greensburg, PA  15601
          Attention:  General Counsel

          if to Supply Holdco, to:

          [              ]
          10435 Downsville Pike
          Hagerstown, MD  21740
          Attention:  General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery.
Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or

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certified mail shall be deemed effective on the third
Business Day following the day on which such notice or communication was mailed. As used in this Section 6.5, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Maryland are authorized or obligated by law or executive order to close.

     6.6 Nonassignability. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     6.7 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or binding arbitrator by any court or in any binding arbitration to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     6.8 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     6.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     6.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

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     WHEREFORE, the parties have signed this Confidential
Disclosure Agreement effective as of the date first set forth above.


ALLEGHENY ENERGY, INC.   [_____________________________]


By:  ______________________  By: __________________________
     Name:                       Name:
     Title:                      Title: